Exhibit 11


                                                            March 14, 2005
Board of Trustees
JNL Series Trust
1 Corporate Way
Lansing, Michigan 48951

RE: JNL Series Trust on behalf of JNL/T. Rowe Price Established Growth Fund

Dear Trustees:

     We have served as special counsel to JNL Series Trust, a Massachusetts Business Trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by JNL/T. Rowe Price Established Growth Fund, a series of the Trust, of the assets of JNL/Alliance Capital Growth Fund of the Trust, a separate series of the Trust, which have been registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Trustees of the Trust and the Agreement and Declaration of Trust authorizes the issuance of an unlimited number of shares of each series or class of shares of each series of the Trust.

     We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

     On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of JNL/T. Rowe Price Established Growth Fund registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable upon transfer of the assets of
JNL/Alliance Capital Growth Fund pursuant to the terms of the Plan of Reorganization included in the Registration Statement.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                              Very truly yours,

                                              /s/ Jorden Burt LLP

                                              Jorden Burt LLP